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                                                                    Exhibit 99.3

                        CINCINNATI FINANCIAL CORPORATION

                                Offer to Exchange

                Any and all outstanding 6.9% Debentures due 2028
                                       for
                            6.92% Debentures due 2028

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ______ __, 2005, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION.

                                                               ________ __, 2005

To Our Clients:

     Enclosed for your consideration are a Prospectus, dated _______ ___, 2005 (the "Prospectus"), and form of Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by Cincinnati Financial Corporation (the "Company") to exchange up to $420,000,000 aggregate principal amount of its 6.9% Debentures due 2028 (collectively, the "Old Debentures"), for up to $420,000,000 aggregate principal amount of the Company's 6.92% Debentures due 2028 (collectively, the "Exchange Debentures"). The Company will accept for exchange any and all Old Debentures properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

     This material is being forwarded to you as the beneficial owner of Old Debentures held by us for your account but not registered in your name. A tender of such Old Debentures may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Debentures registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender Old Debentures in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish to tender any or all of such Old Debentures held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us do so, please so instruct us by completing, executing and returning to us the instruction form that appears on the reverse side hereof. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us as to whether or not to tender your Old Debentures. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender your Old Debentures.
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                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer by the Company with respect to the Old Debentures.

     This will instruct you, the registered holder, to tender the principal amount of the Old Debentures indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount Held for               Principal Amount to be Tendered*
Account Holder(s)

* Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

                                    SIGN HERE

Dated
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Signature(s)
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Print Name(s)
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Address:
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                            (Please include Zip Code)

Telephone Number
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                           (Please include Area Code)

Tax Identification Number
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           (Social Security Number or Employer Identification Number)

My Account Number With You
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